                                                                [CONFORMED COPY]

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ----------------------
                                    Form T-1
                             ----------------------

                       STATEMENT OF ELIGIBILITY UNDER THE
                          TRUST INDENTURE ACT OF 1939
                     OF A CORPORATION DESIGNATED TO ACT AS
                                    TRUSTEE

                             ----------------------

              Check if an application to determine eligibility of
                  a Trustee pursuant to Section 305(b)(2) [ ]

                               MELLON BANK, N.A.
                               (Name of Trustee)

                 25-0659306                                   U.S.
      (I.R.S Employer Identification No.)      (Jurisdiction of incorporation)

                             One Mellon Bank Center
                           Pittsburgh, PA 15258-0001
                    (Address of Principal Executive Office)

                                 Daryl J. Zupan
                              First Vice President
                               MELLON BANK, N.A.
                             One Mellon Bank Center
                      Pittsburgh, Pennsylvania 15258-0001
                                 (412) 234-2472
           (Name, Address and Telephone Number of Agent for Service)

                             ----------------------

                         AVCO FINANCIAL SERVICES, INC.
                               (Name of Obligor)

                                    DELAWARE
         (State or Other Jurisdiction of Incorporation or Organization)

                                   13-2530491
                      (I.R.S. Employer Identification No.)

                 3349 Michelson Drive, Irvine, California 92715
                    (Address of Principal Executive Offices)

                                DEBT SECURITIES
                        (Title of Indenture Securities)


                                Exhibit 25(i)

1. General information. Furnish the following information as to the trustee--

   (a) Name and address of each examining or supervising authority to which it is subject.

       Comptroller of the Currency              Washington, D.C.
       Federal Reserve Bank of Cleveland        Cleveland, Ohio
       Federal Deposit Insurance Corporation    Washington, D.C.

   (b) Whether it is authorized to exercise corporate trust powers.

             The trustee is authorized to exercise corporate trust powers.

2. Affiliations with the obligor. If the obligor is an affiliate of the trustee, describe each such affiliation.

   The obligor is not an affiliate of the trustee.

Items 3-15 are not applicable since the Obligor is not in default on securities issued under Indentures under which the applicant is trustee.

16. List of exhibits. List below all exhibits filed as a part of this statement of eligibility.

        Exhibit 1               -  Copy of articles of association of the
                                   trustee as now in effect, filed as Exhibit 1 to trustee's statement of eligibility and qualification, Registration No. 33-46990, and incorporated herein by reference.

        Exhibit 2               -  Copy of certificate of the authority of the
                                   trustee to commence business, copy of
                                   certificate of consolidation with the Union
                                   Trust Company of Pittsburgh and copy of
                                   certificate approving merger of Mellon
                                   National Bank and Trust Company into Mellon
                                   Bank, N.A. filed as Exhibit T1A(b) to
                                   trustee's statement of eligibility and
                                   qualification, Registration No. 33-13020, and incorporated herein by reference.

        Exhibit 3               -  Copy of certificate as to authority of the
                                   trustee to exercise corporate trust powers, filed as Exhibit T1A(c) to trustee's statement of eligibility and qualification, Registration No. 33-13020, and incorporated herein by reference.

        Exhibit 4               -  Copy of existing by-laws of the trustee,
                                   filed as Exhibit 4 to trustee's statement of eligibility and qualification, Registration No. 33-46990, and incorporated herein by reference.

        Exhibit 5               -  Copy of each indenture referred to in Item 4,
                                   if the obligor is in default. Not Applicable.

        Exhibit 6               -  Consent of the trustee required by Section
                                   321(b) of the Act, filed as Exhibit T1D to trustee's statement of eligibility and qualification, Registration No. 33-13020, and incorporated herein by reference.

        Exhibit 7               -  Copy of the latest report of condition of the
                                   trustee transmitted electronically pursuant
                                   to law or the requirements of its supervising or examining authority.
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                                   SIGNATURE

     Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee, Mellon Bank, N.A., a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the city of Pittsburgh, and Commonwealth of Pennsylvania, on the 16th day of March, 1995.

                                          MELLON BANK, N.A.
                                          TRUSTEE

                                          By: DARYL J. ZUPAN
                                          -------------------------
                                          Daryl J. Zupan
                                          First Vice President






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

                                  EXHIBIT 7
                             REPORT OF CONDITION
              CONSOLIDATING DOMESTIC AND FOREIGN SUBSIDIARIES OF
                              MELLON BANK, N.A.
                            FOR DECEMBER 30, 1994

   IN THE COMMONWEALTH OF PENNSYLVANIA, AT THE CLOSE OF BUSINESS ON DECEMBER 30, 1994; TRANSMITTED ELECTRONICALLY IN RESPONSE TO CALL MADE BY COMPTROLLER OF THE CURRENCY, UNDER TITLE 12, UNITED STATES CODE, SECTION 161.

           CHARTER NUMBER 6301              NORTHEASTERN DISTRICT

                    STATEMENT OF RESOURCES AND LIABILITIES
                                 (IN THOUSANDS)

    Assets
    Cash and balances due from depository institutions:
      Noninterest-bearing balances and currency and coin.........................................     $ 2,052,001
      Interest-bearing balances..................................................................         869,605
    Securities:
      Held-to-maturity securities................................................................       3,025,877
      Available-for-sale securities..............................................................       1,442,480
    Federal funds sold and securities purchased under agreements to resell in domestic offices of the bank and of its Edge and Agreement subsidiaries, and in IBFs:
        Federal funds sold.......................................................................         426,118
        Securities purchased under agreements to resell..........................................         100,125
    Loans and leases, net of unearned income........................................  $21,915,193
      LESS: Allowance for loan and lease losses.....................................      436,498
      Loans and leases, net of unearned income, allowance, and reserve...........................      21,478,695
    Assets held in trading accounts..............................................................         223,929
    Premises and fixed assets (including capitalized leases).....................................         464,016
    Other real estate owned......................................................................          86,189
    Customers' liability to this bank on acceptances outstanding.................................         245,382
    Intangible assets............................................................................         833,091
    Other assets.................................................................................       1,241,945
                                                                                                      -----------
        Total assets.............................................................................     $32,489,453
                                                                                                       ==========
                                                     LIABILITIES
    Deposits:
      In domestic offices........................................................................     $20,115,573
        Noninterest-bearing.........................................................  $ 5,061,682
        Interest-bearing............................................................   15,053,891
      In foreign offices, Edge and Agreement subsidiaries, and IBFs..............................       3,216,443
        Noninterest-bearing.........................................................  $    15,179
        Interest-bearing............................................................    3,201,264
    Federal funds purchased and securities sold under agreements to repurchase in domestic offices of the Bank and of its Edge and Agreement subsidiaries, and in IBFs:
        Federal funds purchased..................................................................       2,574,726
        Securities sold under agreements to repurchase...........................................           3,584
    Demand notes issued to the U.S. Treasury.....................................................         563,664
    Trading liabilities..........................................................................         191,728
    Other borrowed money:
      With original maturity of one year or less.................................................         570,011
      With original maturity of more than one year...............................................         157,900
    Mortgage indebtedness and obligations under capitalized leases...............................           1,401
    Bank's liability on acceptances executed and outstanding.....................................         245,382
    Subordinated notes and debentures............................................................         690,979
    Other liabilities............................................................................         859,585
                                                                                                      -----------
        TOTAL LIABILITIES........................................................................      29,190,976
                                                                                                      -----------
    Equity Capital
    Common stock.................................................................................         167,285
    Surplus (exclude all surplus related to preferred stock).....................................       1,312,291
    Undivided profits and capital reserves.......................................................       1,880,015
    Net unrealized holding gains (losses) on available-for-sale securities.......................         (53,080)
    Cumulative foreign currency translation adjustments..........................................          (8,034)
                                                                                                      -----------
        TOTAL EQUITY CAPITAL.....................................................................       3,298,477
                                                                                                      -----------
        TOTAL LIABILITIES, LIMITED-LIFE PREFERRED STOCK, AND EQUITY CAPITAL......................     $32,489,453
                                                                                                       ==========

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  I, Michael K. Hughey, Senior Vice President and Corporate Controller of the
above-named bank, do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.

                                    Michael K. Hughey
                                    February 8, 1995

  We, the undersigned directors, attest to the correctness of this Statement of Resources and Liabilities. We declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions and is true and correct.

                                                               FRANK V. CAHOUET
                                                               W. KEITH SMITH
                                                               CHARLES A. CORRY




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